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                                                                   EXHIBIT 10.52



                        CERPLEX NOTE PURCHASE AGREEMENT


                 NOTE PURCHASE AGREEMENT, dated as of January 30, 1998, between THE CERPLEX GROUP, INC., a Delaware corporation (the "Company"), and AURORA ELECTRONICS, INC., a Delaware corporation (the "Purchaser").

                 WHEREAS, pursuant to an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), among the Company, the Purchaser and Holly Acquisition Corp., a newly organized wholly-owned Delaware subsidiary of the Purchaser ("Sub"), the Purchaser desires to acquire the Company through the merger of Sub with and into the Company; and

                 WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Purchaser and certain stockholders of the Purchaser have entered into a Securities Purchase and Exchange Agreement, dated the date hereof (the "Securities Purchase and Exchange Agreement"), pursuant to which the Purchaser has agreed, among other things, to sell to such stockholders, and such stockholders have agreed to purchase from the Purchaser, up to $15,000,000 aggregate principal amount of Senior Subordinated Notes of the Purchaser (the "Purchaser Notes"), on the terms and subject to the conditions set forth in the Securities Purchase and Exchange Agreement; and

                 WHEREAS the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a 10% Subordinated Note due June 30, 1998 of the Company, in the aggregate principal amount of $2,000,000, on the terms and subject to the conditions hereinafter set forth; and

                 WHEREAS, pursuant to the Securities Purchase and Exchange Agreement, it is understood and agreed that a portion of the proceeds of the sale of the Purchaser Notes shall be used by the Purchaser to purchase the Note (as hereinafter defined) from the Company; and

                 WHEREAS, as an inducement to the Purchaser to enter into this Agreement and to purchase the Note on the Closing Date (as hereinafter defined), the Purchaser has granted to the Company an option to repurchase the Note, on the terms and subject to the conditions set forth in a Stockholders Agreement, dated the date hereof (the "Stockholders Agreement"), among the Purchaser, the Company and Welsh, Carson, Anderson & Stowe VII, L.P.;
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                 NOW, THEREFORE, in consideration of the premises and the
mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                         PURCHASE AND SALE OF THE NOTE

                 SECTION 1.001 Purchase and Sale of the Note. Subject to the terms and conditions set forth herein, on the Closing Date:

                 (i) the Company shall execute, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, a 10% Subordinated Note of the Company, substantially in the form attached hereto as Exhibit A, dated the Closing Date, issued in the name of the Purchaser and in the original principal amount of $2,000,000 (said note, together with any notes issued in exchange or substitution therefor, being hereinafter collectively called the "Note"); and

                 (ii) as payment in full for the Note being purchased by it hereunder as aforesaid, the Purchaser shall pay to the Company the sum of $2,000,000 by wire transfer of immediately available funds to an account designated by the Company.

                 SECTION 1.002 Closing Date. The closing of the purchase and sale of the Note shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, on January 30, 1998, or on such other date and at such time as may be mutually agreed upon between the Purchaser and the Company (such date and time of the closing being herein called the "Closing Date").


                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 2.001 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                 (a) Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority (i) to own and hold its properties and carry on its business as currently conducted and (ii) to execute, deliver and perform this Agreement and the Note.

                 (b) Authorization of Agreements, Etc. The execution and delivery by the Company of this Agreement and the Note and





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the performance by the Company of its respective obligations hereunder and thereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                 (c) Validity. This Agreement has been duly executed and delivered by the Company and constitutes, and the Note when executed and delivered by the Company against payment therefor as provided in this Agreement will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity.

                 (d) Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 2.02, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement and the Note.

                 SECTION 2.002 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                 (i) the Purchaser is acquiring the Note, for its own account, for investment, and not with a view toward the resale or distribution thereof;

                 (ii) the Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the
         Note is not registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available;

                 (iii) the Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the





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         ability to bear the economic risks of its investment in the Note for an indefinite period of time; and

                 (iv) the Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Note, that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission under the Securities Act and that it has not been formed solely for the purpose of acquiring the Note being purchased by it hereunder.


                                  ARTICLE III.

                              CONDITIONS PRECEDENT

                 SECTION 3.001. Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Note hereunder is, at its option, subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                 (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date, and, if the Closing Date is other than the date of this Agreement, the Company shall have delivered to the Purchaser a certificate to that effect.

                 (b) All Proceedings To Be Satisfactory. All proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                 (c) Stockholders Agreement. The Company shall have executed and delivered the Stockholders Agreement.

                 SECTION 3.002. Conditions Precedent to the Obligations of the Company. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at and





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         as of that date, and, if the Closing Date is other than the date of this Agreement, the Purchaser shall have delivered to the Company a certificate to that effect.

                 (b) All Proceedings To Be Satisfactory. All proceedings to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                                  ARTICLE IV.

                                 MISCELLANEOUS

                 SECTION 4.001. Expenses, Etc. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, including the fees and expenses of legal counsel.

                 SECTION 4.002 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the execution, sale and delivery of the Note.

                 SECTION 4.003. Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 SECTION 4.004. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by national overnight courier service, by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

                 If to the Company, to:

                          The Cerplex Group, Inc.
                          1382 Bell Avenue
                          Tustin, California  92780
                          Facsimile:  (714) 258-0730
                          Attention:  Mr. William A. Klein





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                 with a copy to:

                          Brobeck, Phleger & Harrison, LLP
                          4675 MacArthur Court
                          Suite 1000
                          Newport Beach, California  92660-1846
                          Facsimile:  (714) 752-7522
                          Attention:  Frederic A. Randall, Jr., Esq.

                 If to the Purchaser, to:

                          Aurora Electronics, Inc.
                          9477 Waples Street
                          San Diego, California  92121
                          Facsimile:  (619) 552-1213
                          Attention:  Mr. Wayne Withers

                 with copies to:

                          Welsh, Carson, Anderson & Stowe
                          320 Park Avenue
                          Suite 2500
                          New York, New York 10022
                          Facsimile:  (212) 893-9575
                          Attention:  Mr. Thomas E. McInerney

                          and:

                          Reboul, MacMurray, Hewitt
                          Maynard & Kristol
                          45 Rockefeller Plaza
                          New York, New York  10111
                          Facsimile: (212) 841-5725
                          Attention:  William J. Hewitt, Esq.

or to such other address or facsimile number as each party hereto shall have designated by notice in writing to the other party hereto.

                 SECTION 4.005. Entire Agreement. This Agreement and the Note constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement or the Note, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein.





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                 SECTION 4.006.  Applicable Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 4.007. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 SECTION 4.008. Assignability. Neither this Agreement nor any of the parties' rights or obligations hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto.





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                 IN WITNESS WHEREOF, the Company and the Purchaser have
executed this Agreement as of the day and year first above written.


                                      THE CERPLEX GROUP, INC.



                                      By: /s/ WILLIAM A. KLEIN
                                         -------------------------------
                                         Name:  William A. Klein
                                         Title: Chairman


                                      AURORA ELECTRONICS, INC.



                                      By: /s/ JIM C. COWART
                                         -------------------------------
                                         Name:  Jim C. Cowart
                                         Title: Chairman